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                                                                   EXHIBIT 23.01




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ArvinMeritor, Inc. on Form S-4 of our reports dated November 9, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of Meritor Automotive, Inc. for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the joint proxy statement-prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
May 5, 2000